SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004




                                    FORM 8-K
                   CURRENT REPORT PURSUANT TO SECTION 13 OF
                       THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report
(Date of earliest event reported) April 9, 1999
                                  -----------------




                           GENERAL MOTORS CORPORATION
            -----------------------------------------------------
            (Exact name of registrant as specified in its charter)




      STATE OF DELAWARE                 1-143                 38-0572515
----------------------------   -----------------------    -------------------
(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
 of incorporation)                                         Identification No.)




   100 Renaissance Center, Detroit, Michigan                 48265-1000
3044 West Grand Boulevard, Detroit, Michigan                 48202-3091
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  (Address of principal executive offices)                   (Zip Code)







Registrant's telephone number, including area code       (313)-556-5000
                                                         --------------


















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ITEM 5.  OTHER EVENTS

   Management of General Motors Corporation (GM) has established 1999 "stretch" net income targets for its automotive regions and General Motors Acceptance Corporation (GMAC). General Motors North America has a "stretch" net income target of $4 billion. General Motors Europe (including Saab Automobile A.B.) has a "stretch" net income target of $900 million. The General Motors Latin America/Africa/Mid-East and General Motors Asia Pacific regions, due to the economic conditions in those regions, have "stretch" targets of limiting net losses to approximately those reported in 1998. GMAC has a "stretch" net income target of $1.5 billion.

   The 1999 net income levels comprehended by the "stretch" targets are significantly higher than levels established through GM's traditional business planning process. Consequently, management views "stretch" targets as having a significantly lower likelihood of achievement.

   The principal important factors which may cause actual results to differ materially from those expressed in the above forward-looking statements made by the management of GM are set forth in GM's Form 10-K for the year ended December 31, 1998 at page II-22.


                                 * * * * * *

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            GENERAL MOTORS CORPORATION
                                            --------------------------
                                                    (Registrant)
Date    April 9, 1999
        -----------------
                                            By
                                            s/Peter R. Bible
                                            -------------------------------
                                            (Peter R. Bible,
                                             Chief Accounting Officer)


























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